EXHIBIT NO. 99.1 TO SCHEDULE 13G
                            JOINT FILING AGREEMENT
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                               April 3, 2008
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              MORGAN STANLEY and MORGAN STANLEY CAPITAL SERVICES INC.,

              hereby agree that, unless differentiated, this

              Schedule 13G is filed on behalf of each of the parties.


           MORGAN STANLEY

           BY: /s/ Dennine Bullard
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           Dennine Bullard/Authorized Signatory, Morgan Stanley

           MORGAN STANLEY CAPITAL SERVICES INC.

           BY: /s/ Joel C. Hodes
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           Joel C. Hodes/Vice President, Morgan Stanley Capital Services Inc.


* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).